                                                                    Exhibit 10.1

                           SECOND AMENDED AND RESTATED
                               DCP HOLDING COMPANY
                              EMPLOYMENT AGREEMENT

     This Agreement entered into effective the 1st day of January, 2006 (the "Effective Date"), by and between DCP Holding Company, an Ohio corporation, with its principal offices at 100 Crowne Point Place, Cincinnati, Ohio 45241 ("Company"), and Anthony A. Cook ("Employee").

     In consideration of the mutual obligations and promises contained herein, and intending to be legally bound, the parties hereto agree as follows:

     1. EMPLOYMENT. Company hereby employs Employee as an employee of Company and Employee hereby accepts such exclusive employment, under the terms and conditions of this Agreement.

     2. TERM. Subject to the provisions in Section 7 hereof, the term of employment shall continue after the Effective Date for a period of one (1) year ending on December 31, 2006, and shall be automatically extended for successive one (1) year periods on the same terms and conditions as stated herein, unless on or prior to November 15th of any year either party provides written notice to the other party of termination of this Agreement effective upon the expiration of the current one-year term.

     3. OFFICE AND DUTIES. During the term of his employment hereunder, Employee shall serve in the capacity of President and Chief Executive Officer of the Company. In such capacity, Employee shall do all things necessary and incident to this position, and otherwise shall perform such functions as the Board of Directors of the Company may establish from time to time commensurate with Employee's skill, position and background. The performance of the duties hereunder shall be performed at such reasonable time and places as shall be determined by the Board. The Employee shall report directly to the Board of Directors. A description of the current duties is attached hereto as Exhibit A.

     4. COMPENSATION AND BENEFITS. In consideration for Employee's performance of services and the non-competition provisions as described below, and subject to modifications as may be approved from time to time by Company and Employee, Employee shall receive during the term of this Agreement compensation and benefits as follows:

          (A) Base Salary. Employee shall be paid a base annual salary in accordance with the regular payroll practices of the Company and Exhibit B of this agreement. Employee's base annual salary for 2006 and all subsequent years of the term of this Agreement shall not be less than $254,800 or such higher amount as is reflected on subsequent agreed revisions of Exhibit B.

          (B) Bonus. Employee will be eligible to receive an annual bonus equal to 30% of annual base salary in accordance with Exhibit B of this agreement, as revised on an annual basis.

          (C) Employee Benefits. Employee will be eligible to participate in all health, welfare, insurance and other benefits available to all other employees of the Company

          (D) Vacations. Employee shall be entitled to three (3) weeks of vacation per year effective immediately, and shall have three (3) additional personal days and three (3) additional sick days each year.

          (E) Automobile Allowance. The Company will pay up to Five Hundred ($500.00) Dollars per month for the lease of an automobile of Employee's choice and will reimburse Employee for all documented fuel, insurance, maintenance and other operational costs.

          (F) Payroll Withholdings. Employee authorizes the Company to deduct from any payment made pursuant to Section 4 hereof all amounts required to be withheld by federal, state and/or local taxing authorities.

          (G) Club Membership. The Company will pay up to Seventeen Thousand ($17,000) Dollars for 2006 and 2007 and Seven Thousand Two Hundred ($7,200) Dollars for 2008 for fees and expenses for a club membership at Four Bridges Country Club.

          (H) Annual Performance Review. The Employee's performance of his duties under this Agreement shall be reviewed by the Board of Directors or a committee of the Board of Directors at least annually, and finalized within thirty (30) days of the receipt of the annual audited financial statements. The Board of Directors or a committee of the Board of Directors shall additionally review the base salary, bonus and benefits provided to the Employee under this Agreement and may, in their discretion, adjust the same, as outlined in Addendum B of this agreement, provided, however, that Employee's annual base salary shall not be less than the base salary set forth in Section 4(A) hereof.

     5. EXPENSES. Company shall pay or reimburse Employee for all travel and out of-pocket expense reasonably incurred or paid by Employee in connection with the performance of his duties, upon presentation of expense statements or receipts or such other supporting documentation as the Company may reasonably require.

     6. OUTSIDE EMPLOYMENT. Employee shall devote his full time and attention to the performance of the duties incident to his position with the Company, and shall not have any other employment with any other enterprise or substantial responsibility for any enterprise which would be inconsistent with Employee's duty to devote his full time and attention to Company matters without the prior consent of the Board of Directors.

     7. TERMINATION AND SEVERANCE PAY.

          (A) Death. This Agreement shall be terminated on the death of Employee, effective as of the end of the month in which his death occurs.

          (B) Disability. This Agreement may be terminated, at the option of the Company, if, because of a disability Employee is unable to perform his job responsibilities after reasonable accommodations. This section will be applied consistent with the Company's obligations under applicable federal and state law, including the Americans with Disabilities Act.

          (C) Termination - Good Cause. Nothing in this Agreement shall be construed to prevent the Company from terminating Employee's employment hereunder for Good Cause at any time. For this purpose, "Good Cause" shall include the following: alcohol or other drug dependence or addiction; conviction for any crime involving moral turpitude, fraud or misrepresentation, material neglect of duty; misappropriation, embezzlement or theft of Company funds or property; conduct which is materially injurious to the reputation, business or business relationships of the Company; or violation of any law, Company policy or any of the provisions of this Agreement. The effective date of such termination for Good Cause shall be the date of receipt by Employee or his legal representative of written notice of the termination stating the full basis for such cause or such later date as may be specified in such notice. Termination of Employee's employment for Good Cause shall not constitute a breach of this Agreement and Employee shall not be entitled to any compensation arising on or after the effective date of such termination. In the event the Company is sold, transferred and/or merged with or to another entity, it shall not be deemed an event of good cause to terminate Employee. If the new entity elects to retain Employee, Employee shall be terminated only in accordance with Section 7 of this Agreement.

          (D) Severance Pay. The Company may, by action of the Board, terminate this Agreement without Good Cause upon the payment of the amounts described in this subparagraph. If, and only if, the Company terminates this Agreement either
(i) in accordance with the notice provision of Section 2, or (ii) at any time during the term of this Agreement without Good Cause, then the Employee shall be entitled to severance pay as determined herein. Employee shall receive the greater of (i) eight (8) months of severance pay or (ii) one (1) month of severance pay for each month remaining under the initial or any renewal term of the Agreement. One month of severance pay shall equal one month of the Employee's base salary as in effect on the date of termination. Then the Company shall pay such severance pay to the Employee monthly, beginning on the last business day of the month following the effective date of the termination. If the Employee secures other employment during the time in which severance pay is to be paid pursuant hereto, the commencing with the date of such subsequent employment Employer shall reduce the remaining severance pay to be paid hereunder by one half. Employee hereby agrees to notify the Company of any and all changes in his employment status and of the amount of all salary, wages, commission or other income received from another Employer during the period he is entitled to severance pay. Moreover, during stated severance pay period, Employee is to receive all stated benefits as described in Section 4 Compensation and Benefits (4A through 4F).

     8. CONFIDENTIAL INFORMATION. Employee recognizes and acknowledges that information gained by Employee while employed by the Company, including without limitation that concerning the Company's customers, suppliers and participating providers, and the methods, techniques, devices and operations of the Company, as they may exist from time to time, are of a confidential nature and are valuable, special and unique assets of the Company's business. Employee shall not during the term of, or after the termination of employment, disclose in any way any such confidential information to any person, firm, corporation or any other operation or entity, or use the same on the Employee's own behalf, for any reason or purpose. Upon termination of employment, the Employee shall deliver up to the Company all lists of the Company's customers, suppliers and participating providers, and all copies thereof, and all notes, records, memoranda, complete correspondence files and other papers, and all copies thereof, relating to the methods, techniques, devices and operations of the Company, and the Employee does not have nor can Employee acquire any property right therein or claim thereto or in the underlying confidential information.

     9. DIVERSION OF BUSINESS. The Employee shall not, during the period of employment by the Company and for a period ending six months following termination of employment (for any reason), either for the Employee or on behalf of any person, firm, corporation or any other operation or entity, directly or indirectly:

          (A) Divert or attempt to divert from the Company any business whatsoever by influencing or attempting to influence, or soliciting or attempting to solicit any of the customers or participating providers of the Company with whom Employee may have dealt at any time or who were customers or participating providers of the Company on the date of termination of the Employee's employment or had been customers or participating providers of the Company prior thereto; or

          (B) Divert or attempt to divert from the Company any person employed by the Company by influencing or attempting to influence such person to leave the Company's employ.

     10. NON-COMPETITION AGREEMENT. For a period ending six (6) months from the termination of Employee's employment with the Company for any reason, Employee hereby agrees that he will not, directly or indirectly render any services as an officer, director, employee, agent, consultant or in any other capacity to, or own any interest (other than an interest of less than five percent (5%) of the stock or a publicly held company), as an individual owner, stockholder, partner or in any other manner in any person, firm, corporation, partnership or other entity which is a Competitive Business in any standard metropolitan statistical area in which the Company has customers or participating providers or has a Certificate of Authority to do business at the time of such termination.

     For the purpose of the Agreement, "Competitive Business" shall mean any business operation (including a sole proprietorship), which engages in, as all or a significant part of its business, the business of a dental care health maintenance organization or engages in any other business in competition with the Company in any geographic area in which the Company then operates.

     11. ACKNOWLEDGMENT. The Company and Employee each hereby acknowledge and agree as follows:

          (A) The covenants, restrictions, agreements and obligations set forth herein are founded upon valuable consideration, and with respect to the covenants, restrictions, agreements and obligations set forth in Sections 9 and 10 hereof, are reasonable in duration and geographic scope;

          (B) In the event of a breach or threatened breach by Employee of any of the covenants, restrictions, agreements and obligations set forth herein, monetary damages or the other remedies at law that may be available to the Company for such breach or threatened breach will be inadequate and, without prejudice to the Company's right to pursue any remedies at law or in equity available to it for such breach or threatened breach, including, without limitation, the recovery of damages from Employee, the Company will be entitled to injunctive relief and

          (C) In the event that the covenant not to compete contained in Section 10 is the subject of an arbitratable dispute pursuant to Section 15 and is found to be invalid or unenforceable as to such time period and/or geographical area, it will be valid and enforceable in such geographical area(s) and for such time period (s) which the arbitrator(s) determine to be reasonable and enforceable. Furthermore, any period of restriction or covenant herein stated shall not include any period of violation or period of time required for arbitration or litigation to enforce such restriction or covenant.

     12. ASSIGNMENT, SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns. The Company shall assign or otherwise transfer its rights under this Agreement to any successor or affiliated business or corporation (whether by sale or stock, merger, consolidation, sale of assets or otherwise), but this Agreement may not be assigned, nor may the duties hereunder be delegated by Employee. In the event that the Company assigns or otherwise transfers its rights under this Agreement to any successor or affiliated business or corporation (whether by sale of stock, merger, consolidation, sale of assets or otherwise), for all purposes of this Agreement, the "Company" shall then be deemed to include the successor or affiliated business or corporation to which the Company assigned or otherwise transferred its rights hereunder. Should an ownership transfer event, as described above, occur, the Company may choose not to terminate this Agreement in which case
Section 7(D) (Severance Pay) would apply. Such action will not be deemed a Termination for Good Cause.

     13. NOTICE. Any notice required to or which may be given under the provisions of this Agreement shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested. All notices shall be deemed to have been given on the date personally delivered or, if mailed, on the date received or three business days after the date of mailing, whichever is earlier. If mailed to Company, such notice shall be mailed to its then principal office. If mailed to Employee, it shall be addressed to Employee's home address then shown on Company's records.

     14. GOVERNING LAW. This Agreement shall be subject to, governed by and interpreted in accordance with the laws of the State of Ohio without regard to its rules as to conflicts of laws.

     15. ARBITRATION OF DISPUTES. All disputes and controversies of every kind and nature between the Company and Employee arising out of or in connection with this Agreement including, but not limited to, the existence, validity, interpretation or meaning, performance or nonperformance, breach, continuance, termination, or any claim of discrimination by the Employee, shall be submitted to arbitration with the American Arbitration Association in Hamilton County, Ohio in accordance with its procedures and guidelines. The parties hereby agree that the decision of such arbitration shall be a binding and final decision upon the parties.

     16. SEVERABILITY. Each of the provisions of this Agreement shall stand independently and severally, and the invalidity of any one Section or portion thereof shall not affect the validity of any other Section. In the event any Section or portion thereof shall be construed to be invalid, no other Section of this Agreement shall be affected thereby.

     17. SURVIVAL. Any provision of the Agreement which imposes an obligation after termination of employment under this Agreement shall survive the termination of employment hereunder and shall be binding upon the parties hereto.

     18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the Company and Employee and shall supersede all prior oral or written statements of any kind whatsoever made by the parties. No statement subsequent to this agreement purporting to modify any of its terms and conditions shall be binding unless expressly agreed to in writing and signed by both the Company and Employee. The foregoing restrictions shall not apply with respect to any change by the Company of the Employees compensation or benefits pursuant to Section 4, or to any change in the Employee's title or duties to which Employee has acquiesced or consented.

     19. WAIVER. No waiver by either party of any breach of this Agreement by the other party shall operate or be construed as a waiver of any subsequent breach of the same or any other provision. No waiver shall be effective unless in writing.

     IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the date first above written.

EMPLOYEE:                               COMPANY:

                                        DCP Holding Company


                                        By:
-------------------------------------       ------------------------------------
Anthony A. Cook                         Title:
                                               ---------------------------------

                                                                     EXHIBIT "A"

                               DCP HOLDING COMPANY
                              Position Description

POSITION TITLE:   President

REPORTS TO:       Board of Directors

PURPOSE: Responsible for the direction and administration of DCP Holding Company in accordance with Board policy, sound business practices, and the legal requirements of Ohio, Indiana and Kentucky.

DUTIES AND RESPONSIBILITIES:

1.   ADMINISTRATIVE MANAGEMENT

     A.   Direct all areas of staff and Human Resource Administration.

     B. Prescribe duties, limitations and responsibility of staff through effective position descriptions, encouraging success and ongoing communication.

     C.   Maintain effective, responsive and cost conscious daily operations.

2.   BOARD RELATIONS

     A. Develop and recommend corporate objectives, plans and policies to the Board.

     B. Implement corporate objectives, plans and policies approved by the Board.

     C. Plan and coordinate all Board and Board Committee meetings with the Board Chair or Committee Chair.

     D.   Establish effective communication and rapport with all Board Members.

3.   PROVIDER RELATIONS

     A. Recognizing providers are the DCP Holding Company product - continually promote their skills, quality, cost effectiveness and value to all public.

     B. Establish leadership, stability and effective communication with all DCP Holding Company providers.

     C. Continued awareness that the success of DCP Holding Company and their providers grow together.

4.   CUSTOMER RELATIONS

     A. Actively promote DCP Holding Company in all Marketing, Sales, Public Relations, and Community activity.

     B. Strategize that the DCP Holding Company product is placed effectively before the publics with emphases on "Agent/Broker"

     C. Continually monitor the success, quality and effectiveness of DCP Holding Company marketing

5.   CORPORATE PROFITABILITY

     A. Develop plans for future DCP Holding Company growth while ensuring the soundness of corporate finances and profitability.

JOB SPECIFICATIONS:

     -    Degree in relevant field of study or related equal job experience.

     - Five to seven years of related experience in the health/dental insurance field in an executive management position, where budgetary, policy and operational decision have been made.

                                                                     EXHIBIT "B"

         ADDENDUM TO DCP HOLDING COMPANY PRESIDENT EMPLOYMENT AGREEMENT

1. The salary range of the President shall be reviewed and adjusted annually as recommended by the Compensation and Benefits Committee and approved by the Board of Directors. The salary for 2006 shall be $254,800.

2. Bonus is a maximum of 30% of salary, reviewable annually, payable annually, not to be included in the salary range.

3. Incumbent eligible for 3, 7, 11 or 15% of bonus, based upon average results of the evaluation of the factors weighed in order to determine Employee's bonus.

4. Bonus shall be awarded based on the following components, and each of the following components shall comprise on-third of the total bonus awarded.

     (a) Total Operating Revenue (as shown on the Company's audited financial statements)

     (b) Net Operating Income (as shown on the Company's audited financial statements)

     (c)  Progress on Smart Growth Five Year Business Plan

5.   The amount of Employee's bonus shall be determined as follows:

     Total Operating Revenue - In the event that the Total Operating Revenue of the Company exceeds $49,738,249.42 for 2006, a bonus of 10% of the base salary shall be awarded.

     In the event that Total Operating Revenue exceeds the prior year, but is less than the bonus target level, a partial bonus can be paid in the Compensation and Benefits Committee's discretion.

     Net Operating Income - In the event that the Net Operating Income of the Company for 2006 exceeds $1,068,555.78, a bonus shall be awarded in accordance with the following formula: Five percent of allocable portion of bonus for each 1% by which Net Operating Income exceeds the bonus target level.

                     % of Total Possible
Amount in Excess   Net Profitability Bonus
----------------   -----------------------
       1%                    5%
       5%                   25%
       10%                  50%
       15%                  75%
  20% or more              100%

where the total possible Net Operating Income bonus, shall be one-third of the maximum bonus (i.e. 10% of Employee's Salary).

     Smart Growth Five Year Business Plan - The Board of Directors of the Company or a committee thereof shall determine the amount of bonus to be awarded Employee based on Employee's performance with respect to progress of the Smart Growth Five Year Business Plan, provided that the total possible bonus shall not exceed one-third of the maximum bonus (i.e., 10% of salary).